Exhibit 10.1

TERMINATION AGREEMENT

This Termination Agreement (“Agreement”) is entered into as of July 13, 2009 by and among Chevron Technology Ventures LLC, a Delaware limited liability company (“CTV”), Ovonic Battery Company, Inc., a Delaware corporation (“OBC”), Cobasys LLC, a Michigan limited liability company (“Cobasys”), and Energy Conversion Devices Inc., a Delaware Corporation (“ECD”).

W I T N E S S E T H:

          WHEREAS, CTV and OBC have entered into that certain Purchase and Sale Agreement (the “PSA”) dated as of June 26, 2009 with SB LiMotive Co. Ltd., a Korean corporation (“Buyer”);

          WHEREAS, in accordance with the PSA, CTV, OBC and ECD are concurrently entering into a Company Release (as defined in the PSA) with Cobasys, and a Mutual Release (as defined in the PSA) with Buyer (together, the “PSA Releases”); and

          WHEREAS, in connection with the PSA, the parties to this Agreement desire to terminate certain agreements, effective as of the Closing (as defined in the PSA).

NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereby agree as follows:

1.	Termination. Effective as of the Closing:

(a)       CTV, ECD and OBC hereby agree that the Amended and Restated Operating Agreement of Cobasys dated as of December 2, 2004 between CTV and OBC (and to which ECD is a signatory) (the “Amended and Restated Operating Agreement”) is terminated; and

(b)       CTV and Cobasys hereby agree that the Intellectual Property Security Agreement dated as of December 2, 2004 between CTV and Cobasys (the “IP Security Agreement”) is terminated, and CTV hereby terminates and releases any and all security interests, assignments and liens created pursuant to such agreement.

2.	Effect of Termination.

          CTV, ECD and OBC hereby agree that, except as set forth in this Agreement, none of CTV, ECD or OBC have any further rights or obligations under either the Amended and Restated Operating Agreement or the IP Security Agreement, as applicable.

3.	Survival of Certain Provisions.

CTV, ECD and OBC hereby agree that, notwithstanding the foregoing, the following sections of the Amended and Restated Operating Agreement shall survive: Section 4.5 (to the extent provided in Section 4.5(e)), Section 11.11 and Exhibit B.

4.	Miscellaneous.

(a)       Filings. CTV hereby authorizes Cobasys, either directly or through Cobasys’ attorneys and agents, to prepare and file on behalf of CTV, as the secured party of record, uniform commercial code (“UCC”) termination statements with respect to any and all financing statements previously filed in connection with the security interest granted to CTV under the IP Security Agreement. In addition, CTV agrees to execute and deliver to Cobasys such documents in recordable form as Cobasys shall reasonably deem necessary or desirable to terminate any filings or recordations made by CTV in the United States Patent and Trademark Office, the United States Copyright Office or any similar office in any jurisdiction.

(b)       Further Assurances. Each party hereto at the reasonable request of any other party hereto, shall execute and deliver, or shall cause to be executed and delivered from time to time, such further certificates, agreements or instruments of conveyance and transfer, assumption, release and acquittance and shall take such other action as such other party hereto may reasonably request to consummate or implement the transactions contemplated by this Agreement.

(c)       Notices. Any notice, communication, request, instruction or other document required or permitted hereunder shall be given in writing and shall be deemed given as follows: (i) by personal delivery when delivered personally, (ii) by overnight courier upon written verification of receipt, (iii) by telecopy or facsimile transmission when confirmed by telecopier or facsimile transmission, or (iv) by certified or registered mail, return receipt requested, five (5) days after deposit in the mail. All notices shall be delivered to the address of CTV, OBC, ECD or Cobasys as set forth below:

If to CTV:

Chevron Technology Ventures LLC

3901 Briarpark

Houston, TX 77042

Attention: Vice President, Emerging Energy

Attention: Jerry Lomax

Facsimile: (713) 954-6016

Telephone: (713) 954-6001

With copies of notices for CTV to:

Chevron Corporation

6001 Bollinger Canyon Road, Building T

San Ramon, CA 94583

Attention: Chief Intellectual Property Counsel

Attention: Allen H. Uzzell

Facsimile: (925) 842-2056

Telephone: (925) 842-1679

If to OBC:

Ovonic Battery Company, Inc.

2968 Waterview Drive

Rochester Hills, MI 48309

Attention: President

Facsimile: (248) 853-4296

Telephone: (248) 293-0440

With copies of notices for OBC to:

Ovonic Battery Company, Inc.

c/o Energy Conversion Devices, Inc.

2956 Waterview Drive

Rochester Hills, MI 48309

Attention: General Counsel

Facsimile: (248) 844-1214

Telephone: (248) 293-0440

If to ECD:

Energy Conversion Devices, Inc.

2956 Waterview Drive

Rochester Hills, MI 48309

Attention: General Counsel

Facsimile: (248) 844-1214

Telephone: (248) 293-0440

If to Cobasys:

Cobasys LLC

3740 Lapeer Road South

Orion, MI 48359

Attention: President

Facsimile: (248) 620-5702

Telephone: (248) 620-5700

Any party may, by written notice so delivered, change its address for notice purposes hereunder.

(d)       Choice of Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Michigan, without giving effect to principles of conflicts of law.

(e)       Dispute Resolution. Any claim, controversy or dispute arising out of, relating to, or in connection with this Agreement, including the interpretation, validity, termination or breach thereof, shall be resolved solely in accordance with the dispute resolution procedures set forth in Exhibit B of the Amended and Restated Operating Agreement.

(f)        Entire Agreement; Amendment. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions, representations and prior agreements and understandings relating to such subject matter. No amendment of this Agreement shall be binding unless mutually agreed to in writing.

(g)       Successors and Assigns; Assignments; No Third Party Beneficiaries. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and, except as otherwise prohibited, their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party without the prior written consent of the other party. Nothing in this Agreement shall or is intended to confer upon any other person or entity any benefits, rights or remedies. Nothing in this Agreement shall constitute recognition by any party of any claims of any third party or constitute a waiver by any party of any existing rights or causes of action against any third party.

(h)       Severability. If any provision herein is contrary to any lawful statute, rule, regulation, proclamation or other lawful mandate whatsoever, whether or not listed, this Agreement shall be construed as modified to the extent necessary to conform with such legal strictures. The provisions of this Agreement are severable to the extent the partial invalidity of one or more provisions will not affect the validity of the Agreement as a whole so long as the economic or legal substance of the transactions contemplated hereby is not affected in any materially adverse manner as to any party hereto.

(i)        Waiver. Any party may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto or (ii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between the parties, shall constitute a waiver of any such right, power or remedy. No waiver by a party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(j)        Expenses. All costs and expenses, including without limitation, fees and disbursements of counsel, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

(k)       Counterparts. This Agreement may be executed in several counterparts, and by different parties in separate counterparts, which when taken together shall be deemed to constitute one and the same instrument.

(l)        Facsimile Signatures. This Agreement shall become effective upon execution and delivery hereof by the parties hereto; delivery of this Agreement may be made by facsimile to the parties with original copies promptly to follow by overnight courier.

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(m)      Headings. The headings of the Sections of this Agreement are for guidance and convenience of reference only and have no significance in the interpretation of this Agreement.

EXECUTED on behalf of the parties as of the date first above written.

CHEVRON TECHNOLOGY VENTURES LLC

By:   /s/ Jerry A. Lomax

Name: Jerry A. Lomax

Title: Vice President

ENERGY CONVERSION DEVICES, INC.

By:   /s/ Jay B. Knoll

Name: Jay B. Knoll

Title: Senior Vice President

OVONIC BATTERY COMPANY, INC.

By:   /s/ Jay B. Knoll

Name: Jay B. Knoll

Title: Senior Vice President

COBASYS LLC

By:   /s/ Joseph S. Crocenzi

Name: Joseph S. Crocenzi

Title: Vice President, Finance

[Signature page to Termination Agreement]